    As filed with the Securities and Exchange Commission on November 19, 2001
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                             BROOKS AUTOMATION, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                           04-3040660
-------------------------------                           ----------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                    15 ELIZABETH DRIVE, CHELMSFORD, MA 01824
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             BROOKS AUTOMATION, INC.
                       1998 EMPLOYEE EQUITY INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


            ROBERT J. THERRIEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                              CHELMSFORD, MA 01824
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (978) 262-2400
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                                           CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                                    Proposed Maximum
Title of                                                          Proposed Maximum      Aggregate        Amount of
Securities to                                      Amount to       Offering Price       Offering       Registration
be Registered                                    be Registered      Per Share(1)        Price(1)            Fee
----------                                       -------------    ----------------   ----------------  ------------
Common Stock, $.01 par value                       1,200,000           $35.51          $42,612,000      $10,653.00
Preferred Share Purchase Rights(3)                 1,200,000               --                   --              --

==============================================================================================================================

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-66455) are hereby incorporated by reference.

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's common stock on the Nasdaq National Market on November 14, 2001.

(2) Such presently indeterminable number of additional shares of common stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the common stock.

(3) On July 23, 1997, the Board of Directors of the Registrant declared a dividend of one preferred share purchase right for each share of common stock outstanding on August 21, 1997. The 1,200,000 rights registered by this Registration Statement represent one right that may be issued in connection with each share of common stock issuable upon exercise of options granted or to be granted under the Registrant's 1998 Employee Equity Incentive Plan. Such presently indeterminable number of rights are also registered by this Registration Statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock. The rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

          4.2 Description of Capital Stock (contained in the Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit
                  3.01 to the Registrant's Quarterly Report on Form 10-Q).*

          4.3     Rights Agreement, dated July 23, 1997.**

          5.1     Legal Opinion of Brown, Rudnick, Freed & Gesmer.

          23.1    Consent of PricewaterhouseCoopers LLP

          23.2    Consent of Ernst & Young LLP, Independent Auditors

          23.3    Consent of Arthur Andersen LLP, Independent Public Accountants

          23.4 Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).

          24 Power of Attorney (included on the signature page of this Registration Statement).

          99.4    Registrant's 1998 Employee Equity Incentive Plan, as amended.*

        ---------
        * Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000. The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in the Quarterly Report.

        ** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34487). The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 9th day of November, 2001.


                                     BROOKS AUTOMATION, INC.

                                     By: /s/ Robert J. Therrien
                                         -------------------------------------
                                         Robert J. Therrien
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Ellen B. Richstone and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                            Date
---------                      -----                            ----

/s/ Robert J. Therrien         Director, Chief Executive        November 9, 2001
---------------------------    Officer and President
Robert J. Therrien             (Principal Executive Officer)


/s/ Ellen B. Richstone         Senior Vice President Finance    November 9, 2001
---------------------------    and Administration and Chief
Ellen B. Richstone             Financial Officer (Principal
                               Financial Officer)


/s/ Steven E. Hebert           Principal Accounting Officer     November 9, 2001
---------------------------
Steven E. Hebert



/s/ Roger D. Emerick           Director                         November 9, 2001
---------------------------
Roger D. Emerick



/s/ Amin J. Khoury             Director                         November 9, 2001
---------------------------
Amin J. Khoury



/s/ Juergen Giessmann          Director                         November 9, 2001
---------------------------
Juergen Giessmann



/s/ Joseph Martin              Director                         November 9, 2001
---------------------------
Joseph Martin

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

 4.2 Description of Capital Stock (contained in the Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q).*

 4.3      Rights Agreement, dated July 23, 1997.**

 5.1      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of Ernst & Young LLP, Independent Auditors

 23.3     Consent of Arthur Andersen LLP, Independent Public Accountants

 23.4 Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).

 24 Power of Attorney (included on the signature page of this Registration Statement).

 99.4     Registrant's 1998 Employee Equity Incentive Plan, as amended.*

---------
* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000. The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in the Quarterly Report.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333- 34487). The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in the Registration Statement.